Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December

	2009	2008	% Change	2009	2008	% Change

Consolidated –
Operating Revenues	$3,510	$3,802	-7.7%	$15,743	$17,127	-8.1%
Earnings Before Income Taxes	336	279	20.3%	2,608	2,722	-4.2%
Net Income Available to Common	251	186	35.1%	1,645	1,742	-5.5%

Alabama Power –
Operating Revenues	$1,231	$1,405	-12.5%	$5,529	$6,077	-9.0%
Earnings Before Income Taxes	135	135	-0.7%	1,093	1,023	6.8%
Net Income Available to Common	86	81	4.8%	670	616	8.7%

Georgia Power –
Operating Revenues	$1,725	$1,792	-3.7%	$7,692	$8,412	-8.6%
Earnings Before Income Taxes	150	116	30.3%	1,241	1,408	-11.8%
Net Income Available to Common	114	77	48.1%	814	903	-9.8%

Gulf Power –
Operating Revenues	$299	$304	-1.6%	$1,302	$1,387	-6.1%
Earnings Before Income Taxes	30	20	41.0%	170	158	7.4%
Net Income Available to Common	21	14	46.5%	111	98	13.1%

Mississippi Power –
Operating Revenues	$263	$292	-9.7%	$1,149	$1,257	-8.5%
Earnings Before Income Taxes	15	16	-6.3%	137	136	0.6%
Net Income Available to Common	10	10	6.3%	85	86	-1.2%

Southern Power –
Operating Revenues	$202	$266	-24.2%	$947	$1,314	-27.9%
Earnings Before Income Taxes	37	34	7.2%	242	237	2.1%
Net Income Available to Common	30	20	47.0%	156	144	8.2%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.